Exhibit 2.1

Execution Version

AMENDMENT NO. 3

TO THE

BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 3 (this “Amendment”), dated as of November 6, 2023, to the Business Combination Agreement, dated as of November 16, 2022 (as amended, the “Business Combination Agreement”), is by and between Quantum FinTech Acquisition Corporation, a company incorporated in Delaware (together with its successors, the “Purchaser”) and AtlasClear, Inc., a Wyoming corporation (the “Company”). Purchaser and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.” Capitalized terms not otherwise defined in this Amendment have the meanings given such terms in the Business Combination Agreement.

WHEREAS, Section 11.8 of the Business Combination Agreement provides for the amendment of the Business Combination Agreement only be execution of a written instrument signed by Purchaser and the Company; and

WHEREAS, Purchaser and the Company desire to amend the Business Combination Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

AMENDMENT TO THE BUSINESS COMBINATION AGREEMENT

1. Amend and Restate Section 9.1(b). Section 9.1(b) of the Business Combination Agreement is hereby amended and restated in its entirety to read as follows:

“(b) by written notice by Purchaser or the Company if any of the conditions to the Closing set forth in Article VIII have not been satisfied or waived by November 22, 2023 (the “Outside Date”); provided, however, the right to terminate this Agreement under this Section 9.01(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;”

ARTICLE II

MISCELLANEOUS

1. No Further Amendment. Except as expressly amended hereby, the Business Combination Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Business Combination Agreement or any of the documents referred to therein.

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2. Effect of Amendment. This Amendment shall form a part of the Business Combination Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the Parties, any reference to the Business Combination Agreement shall be deemed a reference to the Business Combination Agreement as amended hereby.

3. Governing Law. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of Delaware without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Amendment shall be heard and determined exclusively in the Court of Chancery of the State of Delaware located in Wilmington, Delaware (and in the absence of jurisdiction, the Parties consent to be subject to the jurisdiction of the United States District Court for the District of Delaware or any other state court located in Wilmington, Delaware).

4. Severability. In case any provision in this Amendment shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

5. Counterparts. This Amendment may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

The Purchaser:

QUANTUM FINTECH ACQUISITION CORPORATION

By:	/s/ John Schiable
Name:	John Schaible
Title:	Chief Executive Officer

[Signature Page to Amendment No 3 to the Business Combination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

The Company:

ATLASCLEAR, INC.

By:	/s/ Craig Ridenhour
Name:	Craig Ridenhour
Title:	Chief Business Development Officer

[Signature Page to Amendment No 3 to the Business Combination Agreement]